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                                                                    Exhibit 4.1

                                    [CERTIFICATE]

     NUMBER                                                           SHARES

QCS

                                   QCS CORPORATION
                 INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

     OTC: QCSC                       COMMON STOCK

     THIS CERTIFIES THAT:




     IS OWNER OF

     FULLY PAID AND NON-ASSESSABLE SHARE OF COMMON STOCK OF NO PAR VALUE EACH OF
                                   QCS CORPORATION

     Transferable on the books of the Corporation in person or by attorney upon surrender of this certificate duly endorsed or assigned. This certificate and the shares represented hereby are subject to the laws of the State of Delaware, and to the Certificate of Incorporation and Bylaws of the Corporation, as now or hereafter amended. This certificate is not valid until countersigned by the Transfer Agent.

          WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

                                        COUNTERSIGNED:

                                          OLDE MONMOUTH STOCK TRANSFER CO., INC.
                                         22 CLARIDGE DRIVE, MIDDLETOWN, NJ 07748
                                                                  TRANSFER AGENT
     DATED:
                         [SEAL]
                                        BY:
                                                            AUTHORIZED SIGNATURE




                                             PRESIDENT